Exhibit 10.34

LEASE

SFERS REAL ESTATE CORP. U,

a Delaware corporation,

Landlord,

and

VIVUS, INC.,

a Delaware corporation,

Tenant

i

TABLE OF CONTENTS

(continued)

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – EARLY POSSESSION AGREEMENT

EXHIBIT F – FORM OF LETTER OF CREDIT

EXHIBIT G – FORM OF HAZARDOUS MATERIALS QUESTIONNAIRE

EXHIBIT H – APPROVED HAZARDOUS MATERIALS

EXHIBIT I – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:

Mountain View Corporate Center

351 East Evelyn Avenue

Mountain View, California 94041

The Building is part of a multi-building project currently containing approximately 267,315 rentable square feet and commonly known as Mountain View Corporate Center (“Project”), as depicted on the Site Plan attached hereto as Exhibit A-1.

LANDLORD:	SFERS REAL ESTATE CORP. U, a Delaware corporation

LANDLORD’S ADDRESS:	SFERS Real Estate Corp. U c/o RREEF Real Estate 101 California Street, 26th Floor San Francisco, California 94111 Attn: Asset Manager

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	SFERS Real Estate Corp. U 08.N25001 - MOUNTAIN VIEW CORP. CTR. P.O. Box 9047 Addison, Texas 75001-9047

LEASE REFERENCE DATE:	December 11, 2012

TENANT:	VIVUS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	The Premises Attn: General Counsel

(b) Prior to beginning of Term (if different):	1172 Castro Street Mountain View, California 94040 Attn: General Counsel

PREMISES ADDRESS:	351 East Evelyn Avenue Mountain View, California 94041

PREMISES RENTABLE AREA:	Approximately 45,240 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office use, administration and research and development related to the pharmaceutical drug industry and other legal uses related thereto.

COMMENCEMENT DATE:	The date that is the later of (i) May 1, 2013, and (ii) four (4) months following delivery of the Premises to Tenant; the Commencement Date is estimated to be May 1, 2013

SCHEDULED DELIVERY DATE:	January 1, 2013

LW	LV
Initials

TERM OF LEASE:

Approximately eighty-four (84) months beginning on the Commencement Date and ending on the Termination Date.  The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:

The last day of the eighty-fourth (84th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be April 30, 2020.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):*

Months		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
1	12	45,240	$31.20	$1,411,488.00	$117,624.00
13	24	45,240	$32.14	$1,454,013.60	$121,167.80
25	36	45,240	$33.10	$1,497,444.00	$124,787.00
37	48	45,240	$34.09	$1,542,231.60	$128,519.30
49	60	45,240	$35.11	$1,588,376.40	$132,364.70
61	72	45,240	$36.16	$1,635,878.40	$136,323.20
73	84	45,240	$37.24	$1,684,737.60	$140,394.80

* Monthly Installment of Rent for the full calendar months seven (7) through twelve (12) of the initial Term is subject to abatement pursuant to Section 3.3 of the Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$21,715.20

TENANT’S PROPORTIONATE SHARE:	100% of the Building and 16.92% of the Project

SECURITY DEPOSIT:	$250,000.00 (In cash or Letter of Credit pursuant to Article 39 of this Lease).

ASSIGNMENT/SUBLETTING FEE:	$1,500.00

REAL ESTATE BROKER:	Cornish & Carey Commercial Newmark Knight Frank, representing Landlord, and Jones Lang LaSalle, representing Tenant.

TENANT’S NAICS CODE:	325412

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LW	LV
Initials

AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  The Lease includes Exhibits A through I, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation		VIVUS, INC., a Delaware corporation

By:	/s/ Lisa Vogel	By:	/s/ Leland Wilson

Name: Lisa Vogel		Name: Leland Wilson

Title: Vice President, Asset Manager		Title: Chief Executive Officer

Dated: 12/13/12		Dated: 12/12/12

v

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1.  The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.                                      USE AND RESTRICTIONS ON USE.

1.1                               The Premises are to be used solely for the purposes set forth on the Reference Pages and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or disturb them, or allow the Premises to be used for any improper, unlawful, or reasonably objectionable purpose, or commit any waste.  Tenant shall not do, permit or allow in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.  Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense.  Tenant shall, at its own expense, procure any and all licenses and permits required for the conduct of Tenant’s Permitted Use by applicable Regulations, including without limitation, with respect to any machinery or equipment that emits vibrations or noise.  Any noise or vibrations resulting from the Permitted Use shall not violate Regulations and shall not unreasonably impact the operations of the Project or interfere with Landlord’s operations therein.  In the event an unreasonable amount of noise or vibration emanates from the Building, Tenant shall immediately cease all such noise or vibration creating activities.  Further, Tenant agrees to install at Tenant’s sole cost and expense any such sound-proofing, measures on floors, walls and ceilings of the Building as is necessary to abate noise or vibration emanating from within the Premises.  Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses) shall be responsible for correcting any violations of applicable Regulations (including, without limitation, Title III of the Americans with Disabilities Act) in effect (and as interpreted and enforced) as of the Commencement Date with respect to the common areas of the Project, including the parking areas.  Landlord shall have the right to contest any alleged violations of Regulation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulation and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulation.  Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.  Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations of Regulations that arise out of or in connection with: (a) the specific nature of Tenant’s use of or business in the Premises (other than general office use), (b) the acts or omissions of Tenant, its agents, employees or contractors, and (c) any repairs, alterations, additions or improvements performed by or on behalf of Tenant.  Nothing in this Lease shall be deemed or construed to require Tenant to perform any alterations, additions or improvements (and/or incur any cost or expense in connection therewith, except to the extent reimbursable to Landlord as an Expense pursuant to Article 4 below) which are necessary to comply with Regulations which require structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems not arising from or otherwise triggered by the particular use of Tenant (other than general office use) or any alterations, additions or improvements performed by or on behalf of Tenant.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of (unless Tenant agrees to pay for such increase), invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2                               Subject to the terms of Section 44 below, Tenant shall not, and shall not direct or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of (collectively, “Handle”) in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant allow or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building or by Tenant or any Tenant Entity in any appurtenant land or allow the environment to become contaminated with any Hazardous Materials by Tenant or any Tenant Entities.  Notwithstanding the foregoing,

Tenant may Handle products containing small quantities of Hazardous Materials to the extent customary and necessary for the use of the Premises for the conduct of Tenant’s business consistent with the Permitted Use; provided that Tenant shall always Handle any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2 or Article 44 below.  Prior to Tenant (and at least ten (10) days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which Tenant initially desires to Handle on, in, under or about the Premises or the Project, during the Term by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit G (as updated and modified by Landlord, from time to time).  Tenant’s disclosure obligations under this Section 1.2 shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.  Landlord shall review and approve or disapprove Tenant’s use of the Hazardous Materials disclosed in Tenant’s completed Hazardous Materials Questionnaire within a reasonable time period following Landlord’s receipt thereof.  As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws.  Further, to Landlord’s actual knowledge, there are no Hazardous Materials in or at the Building in violation of Environmental Laws.  For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Lisa Vogel, Landlord’s representative for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.  Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Entity or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any Tenant Entity.  For purposes of this Article 1, Tenant, not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant.

1.3                               Tenant and the Tenant Entities will be entitled to the non-exclusive use, together with the other occupants of the Project, of the common areas of the Project as they exist from time to time during the Term, including the use on an un-reserved basis of one hundred eighty-one (181) parking spaces located in the parking facilities, subject to Landlord’s rules and regulations regarding such use.  However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than the number of parking spaces forth in this Section 1.3.  The foregoing shall not be deemed to provide Tenant with an exclusive right to any particular parking spaces or any guaranty of the availability of any particular parking spaces.  No less than one hundred eighty-one (181) unreserved parking spaces shall be available for Tenant’s use during the Term, subject to force majeure, condemnation and changes in the applicable parking ratio by the governing jurisdiction.  If during the Term more than fifteen percent (15%) of the parking shall no longer be available for Tenant and Tenant’s invitees on an unreserved, first-come, first-served basis, Landlord may satisfy its obligations to provide parking for Tenant and Tenant’s invitees for the portion of the parking that is no longer on an unreserved, first-come, first-served basis by using diligent and good faith efforts to make available to Tenant and Tenant’s invitees alternate parking at the Property for said portion of the parking on an unreserved, first-come, first-served basis. Under no circumstances shall such efforts require Landlord to construct an alternative parking structure.  Similarly, under no circumstances shall such efforts require Landlord to provide any reimbursement for validated parking to Tenant. Tenant accepts and agrees that Landlord may be unable to make available to Tenant and Tenant’s invitees alternate parking at the Property for said portion of the parking on an unreserved, first-come, first-served basis, and that Tenant shall not be entitled to any reduction in rent or any other remedy if Landlord fails to make available such alternate parking.

2.                                      TERM.

2.1                               The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages as the Commencement Date, and shall terminate on the date (“Termination Date”) as shown on the Reference Pages as the Termination Date, unless sooner terminated by the provisions of this Lease.  Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule.  Should Tenant fail to do so or fail to reasonably dispute the date set forth in Landlord’s form within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.  Landlord shall deliver possession of the Premises to Tenant, subject to the terms of Section 7.1 below, in the condition that exists as of the date of this Lease.

2.2                               Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Delivery Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of the acts or omissions of Tenant or any Tenant Entity, Tenant shall not be liable for any rent until the Commencement Date.  No such failure to give possession on the Scheduled Delivery Date set forth on the Reference Pages shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until four (4) months after the date that Landlord delivers possession of the Premises to Tenant unless such delay is caused by the acts or omissions of Tenant or any Tenant Entities.  If any delay is the result of the acts or omissions of Tenant or any Tenant Entities, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.  Landlord and Tenant agree and acknowledge that the Premises is currently leased to a tenant whose lease expires December 31, 2012, with no options or rights to extend.  Landlord believes such tenant will vacate the Premises on or before such date and will use commercially reasonable efforts to cause such tenant to vacate the Premises on or before such date, including promptly commencing eviction proceedings.  Notwithstanding any of the foregoing to the contrary, if Landlord has not delivered possession of the Premises in accordance with Section 2.2 for any reason on or before February 15, 2013 (the “Outside Delivery Date”), then, as Tenant’s sole remedy hereunder, Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord on or before the earlier to occur of:  (i) ten (10) business days after the Outside Delivery Date; and (ii) the date of actual delivery of the Premises.  Landlord and Tenant acknowledge and agree that:  (a) the determination of the Outside Delivery Date shall take into consideration the effect of any delays caused by the acts or omissions of Tenant on any Tenant Entities; and (b) the Outside Delivery Date shall be postponed by the number of days, but in no event more than thirty (30) days, the Outside Delivery Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord.  In the event that Tenant terminates this Lease as provided in this Section 2.2, monies previously paid by Tenant shall be reimbursed to Tenant or, if this Lease is not terminated, the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one additional day for each day that the delivery date is delayed beyond the Outside Delivery Date.

2.3                               Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit or Letter of Credit (as the case may be), and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, as soon as the Premises have been vacated, but in no event less than four (4) months prior to the Commencement Date for the purpose of performing the Initial Alterations specified in Exhibit B attached hereto, installing telecommunications and data cabling, equipment, furnishings and other personalty, and otherwise preparing the Premises for Tenant’s occupancy.  Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or, during the first sixty (60) days of such period of early entry, Tenant’s Proportionate Share of Expenses and Taxes, with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises for such purposes.  Subject to the terms and conditions of this Section 2.3, during such early possession period, Tenant may utilize a portion of the Premises for the Permitted Use without an obligation to pay Monthly Installments of Rent or Tenant’s Proportionate Share of Expenses and Taxes.  However, Tenant shall be liable for any utilities or special services provided to Tenant during any such early possession period and commencing on the sixty-first (61st) day of such early entry upon the Premises, Tenant shall be liable to pay to Landlord Tenant’s Proportionate Share of Expenses and Taxes.  Said early possession shall not advance the Termination Date.  Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with any of Landlord’s work required to be completed prior to delivery of possession of the Premises.  As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

3.                                      RENT.

3.1                               Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first (1st) full month’s Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2                               Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that the foregoing late charge shall not apply to the first such late payment in any twelve (12) month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of five (5) days thereafter without cure.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3                               Notwithstanding anything in this Lease to the contrary, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of $117,624.00 per month for months seven (7) through twelve (12) of the initial Term (“Rent Abatement Period”).  The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal $705,744.00 (the “Abated Monthly Installment of Rent”).  If Tenant defaults under this Lease at any time during the Rent Abatement Period and fails to cure such default within any applicable cure period under this Lease, then Tenant’s right to receive the Abated Monthly Installment of Rent shall toll (and Tenant shall be required to pay Monthly Installment of Rent during such period of any Tenant default) until Tenant has cured, to Landlord’s satisfaction, such default.  Following Tenant’s cure of any such default, Tenant shall be entitled to receive the Abated Monthly Installment of Rent up to the full amount thereof as described above in this Section 3.3.  Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses and Taxes and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

4.                                      RENT ADJUSTMENTS.

4.1                               For the purpose of this Article 4, the following terms are defined as follows:

4.1.1                     Lease Year:  Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2                     Expenses:  All actual costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof (provided, however, in the event that the Building is damaged by a casualty event (each, a “Casualty Event”), Tenant’s Proportionate Share of any insurance deductibles payable pursuant to this Section shall not exceed $25,000.00 for each such Casualty Event); utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and energy for the Building; waste disposal; recycling costs; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided, however, during the initial Term of this Lease, the management fees for the Building and the Project shall equal three percent (3%) of gross income for the Building and the Project); air conditioning maintenance costs; HVAC (defined in Section 7.1 below) repair, service and maintenance, including costs of any regularly scheduled preventive maintenance/service contracts; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems or enhance the environmental sustainability of the Property’s operations; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building (as then interpreted and enforced) as of the date of this Lease; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.  Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Expenses in accordance with the methodology used to extrapolate Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located.  Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments or fees incurred in connection with such debt, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:

(a)                                 Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

(b)                                 Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(c)                                  Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(d)                                 Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(e)                                  Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(f)                                   Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

(g)                                  The cost of operating any commercial concession which is operated by Landlord at the Building.

(h)                                 Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(i)                                     The cost of complying with any Regulations in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Regulations on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses in accordance with Section 4.1.2 of this Lease unless otherwise excluded pursuant to the terms hereof.

(j)                                    Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.

(k)                                 All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(l)                                     Landlord’s charitable and political contributions.

(m)                             All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(n)                                 Depreciation; principal payments of mortgage and other non operating debts of Landlord.

(o)                                 Ground lease rental.

(p)                                 The cost of the initial installation of the New HVAC Unit (as defined in Section 7.1 below).

(q)                                 The cost of roof repairs for the Building until full roof replacement occurs.  The cost of the first full roof replacement shall be excluded from Expenses.

(r)                                    Except with respect to the cost of insurance deductibles, the cost of repairs to or replacements of the Building incurred by reason of a Casualty Event or condemnation, to the extent (i) Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease, or (ii) such amounts (together with any deductibles) so that Tenant’s Proportionate Share exceeds $25,000 for each such Casualty Event.

(s)                                   Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, common area or the Project, or fines, penalties or litigation expenses related thereto, including, without limitation, Hazardous Material in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the routine general repair and maintenance of the Building, common area or Project.

(t)                                    Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(u)                                 Any costs, fines, penalties or interest resulting from the gross negligence, willful misconduct or to the extent of a violation by Landlord of any applicable Regulations.

(v)                                 The cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease.

(w)                               Costs which could properly be capitalized under generally accepted accounting principles, except to the extent set forth in the second sentence of Section 4.1.2.

(x)                                 Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Project, provided that if any employee performs services in connection with the Project and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Project.

(y)                                 Costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building or Project.

(z)                                  Cost incurred in connection with structural repairs to the Building to the extent such repairs are Landlord’s express liability to perform pursuant to the terms and conditions of this Lease.

4.1.3                     Taxes:  Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Project or the land appurtenant to the Project, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Project and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall be determined without regard to any “green building” credit and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28.  If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes shall include the amount of the installment and any interest due and payable over the time period of installments are paid or would have been paid had Landlord elected to pay such Taxes in installments.

4.2                               Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3                               The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  Landlord may deliver such annual determination to Tenant via regular

U.S. mail.  During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  If Tenant fails to object to Landlord’s determination of Expenses within one hundred twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.

4.4                               Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5                               When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1                     If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2                     If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

4.5.3                     However, if Landlord fails to furnish Tenant a statement of the actual Expenses for a given calendar year within twenty-four (24) months after the end of said calendar year and such failure continues for an additional thirty (30) days after Landlord’s receipt of a written request from Tenant that such statement of the actual Expenses be furnished, Landlord shall be deemed to have waived any rights to recover any underpayment of Expenses from Tenant applicable to said calendar year (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Expenses), and Tenant shall be deemed to have waived any credit regarding overpayment of Expenses by Tenant; provided that such twenty-four (24) month time limit shall not apply to Taxes.  Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the statement of actual costs in any manner limit or otherwise prejudice Landlord’s right to modify such statement of actual costs after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined.

4.6                               If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.                                      SECURITY DEPOSIT.  Subject to the terms and conditions of Article 39 of this Lease, Tenant shall deposit the Security Deposit with Landlord upon execution of this Lease.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If Tenant defaults with respect to any provision of this Lease beyond the expiration of any applicable notice and cure period, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) days after the later of:  (i) the date Tenant surrenders the Premises to Landlord in accordance with this Lease, and (ii) the date of the expiration or earlier termination of this Lease.  In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit with a final reconciliation to be performed by Landlord pursuant to the terms of Section 4.5 above.  Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect; provided that Tenant’s waiver shall not include a waiver of the provisions of Section 19.50.7(b) regarding the priority of Tenant’s claim to the Security Deposit.

6.                                      ALTERATIONS.

6.1                               Tenant shall not make or permit to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord which shall be granted or not within thirty (30) days of Tenant’s request.  When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld, and shall be granted or not within ten (10) days of Tenant’s request, with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not materially and adversely affect the Building’s electrical, mechanical, plumbing, HVAC or other systems.  In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”):  (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $50,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises.  However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2                               In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event, except with respect to any Cosmetic Alteration that satisfies the criteria set forth in Section 6.1 above, if Landlord performs the subject alteration, improvement or addition on Tenant’s behalf, Landlord may charge Tenant a construction management fee equal to (i) five percent (5%) of the cost of such work (other than any Cosmetic Alteration that satisfies the criteria set forth in Section 6.1) for any work costing $100,000.00 or less in the aggregate, and (ii) to the extent the cost of such work exceeds $100,000.00 in the aggregate, three percent (3%) of the cost of any such work, to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord, including, without limitation, any construction management fees charged by Landlord’s property manager, in connection with the proposed work and the design thereof, with all such amounts being due ten (10) days after Landlord’s demand.  In the event of any alteration, addition and/or improvement performed by Tenant, Tenant shall reimburse Landlord as additional rent hereunder all third-party costs actually incurred by Landlord, including, without limitation, any construction management fees (which construction management fee shall not exceed 1% of the cost of such work) charged by Landlord’s property manager, in connection with the proposed work and the design thereof, with all such amounts being due ten (10) days after Landlord’s demand.

6.3                               All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, and with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).  Tenant shall use Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, notices of non-responsibility and waivers of lien to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

6.4                               Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH

ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary contained in this Lease, and except as expressly set forth in Section 26.2 below and below in this Section 6.4, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether (1) Landlord consents to the proposed alteration or improvement and (2) Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, Tenant may, within fifteen (15) days following the expiration of the twenty (20) day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following:  “THIS IS TENANT’S SECOND NOTICE TO LANDLORD.  LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF ARTICLE 6 OF THE LEASE.  IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN TEN (10) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION AND THE ESTIMATED REMOVAL COST IS LESS THAN $20,000.00, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”.  If (a) Tenant’s second written notice strictly complies with the terms of this Section 6.4, (b) Landlord fails to notify Tenant within ten (10) business days of Landlord’s receipt of such second written notice, and (c) the estimated removal costs associated with the subject alterations or improvements is less than $20,000.00, it shall be assumed that Landlord shall not require the removal of the subject alterations or improvements at the expiration or earlier termination of this Lease.

7.                                      REPAIR.

7.1                               Except as provided herein, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain the structural portions of the Building, including the exterior walls, foundation, roof and roof membrane, the Existing HVAC Unit and the New HVAC Unit (as each are defined below); provided, however, that the costs and expenses associated with the foregoing shall be a part of Expenses subject to the terms and conditions of Article 4 of this Lease.  By taking possession of the Premises, and subject to the express terms and conditions of this Lease, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them.  However, notwithstanding the foregoing, Landlord agrees that the roof, Building electrical, lighting, HVAC and plumbing systems (but excluding any supplemental systems) located in the Premises shall be in good working order and the roof of the Premises is water tight as of the date Landlord delivers possession of the Premises to Tenant.  Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order or if there is any leakage from the roof of the Premises (or damage to the Premises related to such leakage) as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within one hundred twenty (120) days following the date Landlord tenders access of the Premises to Tenant (the “Inspection Period”), Landlord shall be responsible for repairing or restoring the same at its sole cost and not as part of Expenses.  In addition, in the event that there is additional future leakage from any roof leaks previously identified in writing to Landlord during the Inspection Period, Landlord shall repair such leaks at its sole cost and expense until such time as the roof of the Building is fully replaced.  Notwithstanding the foregoing, Landlord shall be liable to repair damage caused to the Premises as a result of any such roof leakage identified during the Inspection Period, provided that Landlord’s obligation with respect thereto shall exclude repair of any damage to any property that Tenant is required to insure under this Lease, including, without limitation, Tenant’s personal property.  Landlord and Tenant acknowledge and agree that prior to December 31, 2012, Landlord will replace the Building’s existing heating, ventilating and air conditioning unit exclusively serving the Premises (the “Existing HVAC Unit”) with a new heating, ventilating and air conditioning unit (the “New HVAC Unit”) of comparable size and quality, as reasonably determined by Landlord, at Landlord’s sole cost and expense and not as part of Expenses.  Notwithstanding the foregoing, during the Term of this Lease, Tenant shall be liable for any supplemental heating, ventilating and air conditioning unit(s) installed by or for the benefit of Tenant and any costs chargeable hereunder as part of Tenant’s Proportionate Share of Expenses and Taxes.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance to the Premises other than routine maintenance to the items Landlord is expressly responsible for maintaining hereunder (provided in no event shall Landlord be liable for consequential damages hereunder) unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2                               Subject to the terms and conditions of Section 7.1 above, Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems (excluding the New HVAC Unit), electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris).  Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition.  Tenant will, subject to Section 7.1, as far as possible keep all such parts of the Premises from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, ordinary wear and tear, loss by fire or other casualty or by condemnation, repairs and maintenance of the Premises which are Landlord’s express obligations under the terms and conditions of this Lease, and alterations or other interior improvements which Tenant is permitted to surrender at the termination of the Lease excepted (but not excepting any damage to glass).  Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.  Notwithstanding anything to the contrary contained herein, Tenant shall have no responsibility to perform any repair or maintenance to any portion of the Project outside of the Building, except as otherwise set forth in this Lease.  Repair and maintenance work shall be undertaken in compliance with Landlord’s Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).

7.3                               Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4                               As of the date of this Lease, Landlord has entered into and, subject to the terms hereof, shall maintain, a regularly scheduled preventive maintenance/service contract with respect to the Existing HVAC Unit and the New HVAC unit (as defined in Section 7.1 above) servicing the Premises and the Building.  The cost of such contract and any service shall be included in Expenses subject to the terms and conditions of Article 4.  Tenant shall, at Landlord’s request at any time during the Term and at Tenant’s own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord).  In the event that Landlord so requires Tenant to maintain a regularly scheduled preventive maintenance/service contract, the service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.  Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

8.                                      LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.  In the event that Tenant fails, within ten (10) days following delivery of notice to Tenant of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9.                                      ASSIGNMENT AND SUBLETTING.

9.1                               Except in connection with a Permitted Transfer (defined in Section 9.8 below), Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.  Within thirty (30) days following the later of (i) Landlord’s receipt of such notice from Tenant, or (ii) Landlord’s receipt of all relevant information requested by Landlord from Tenant, Landlord shall either:  (a) grant its consent to the sublease or assignment of this Lease by execution and delivery of a consent agreement on Landlord’s then form of consent; (b) reasonably refuse to consent to the assignment or sublease in writing to Tenant, stating the reasons for Landlord’s refusal; or (c) upon written notice to Tenant, elect to terminate this Lease with respect to the subject portion of the Premises covered by the request in accordance with the provisions of Section 9.3 below.

9.2                               Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3                               In addition to Landlord’s right to approve of any subtenant or assignee to the extent provided herein, Landlord shall have the option, in its sole discretion, in the event of any proposed sublease of 100% of the Premises or an assignment of this Lease to terminate this Lease effective as of the date the proposed assignment or subletting is to be effective and, in the case of a sublease (a) that would result in more than fifty percent (50%) of the Premises being subject to the sublease, and (b) a sublease for a term of more than fifty percent (50%) of the then-remaining Term of this Lease, to recapture the portion of the Premises to be sublet effective as of the date the proposed subletting is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above.  However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing by Tenant pursuant to Tenant’s listing agreement with its broker as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.  The provisions of this Section 9.3 shall not apply to a Permitted Transfer.

9.4                               In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration attributable to the Premises or this Lease which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component” is the reasonable costs incurred by Tenant for leasing commissions, reasonable attorneys’ fees and tenant improvements in connection with such sublease, assignment or other transfer.  The provisions of this Section 9.4 shall not apply to a Permitted Transfer.

9.5                               Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default of Tenant, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation for space in the Project (unless Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign; provided, however, Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within four (4) months, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term); (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building;

(e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would:  (i) involve materially increased wear upon the Building; (ii)  violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building or the Project in order to comply with building code or other governmental requirements (and with respect to any such additions or modifications to the Premises or Building only, unless Tenant or the proposed assignee or sublessee perform the same and pay the cost thereof); or, (iv) involve a violation of Section 1.2.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6                               Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (the “Review Reimbursement”), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Except as otherwise expressly provided herein, the Review Reimbursement shall not exceed $1,000.00 (the “Cap”).  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.  If: (a)Tenant fails to execute Landlord’s standard form of consent without any changes to this Lease, without material changes to the consent and without material negotiation of the consent, or if the documentation of the proposed transfer requires significant review effort, and (b) Landlord shall notify Tenant that the Review Reimbursement shall exceed the Cap as a result of such changes, negotiation and/or documentation, and (c) Tenant elects to proceed with such changes and/or negotiation, then the Cap shall not apply and Tenant shall pay to Landlord the Assignment/Subletting Fee plus the Review Reimbursement in full.   The foregoing shall in no event be deemed to be a right of Tenant to rescind its written notice to Landlord requesting consent to a transfer of this Lease or a sublease of all or a portion of the Premises as provided in Section 9.1.  In the event that Tenant fails to notify Landlord of its election as provided in subsection (c) above within three (3) business days following Landlord’s notice to Tenant of the excess described in subsection (b) above, then Tenant shall be deemed to have elected proceed with any such changes and/or negotiation and the Cap shall not apply.

9.7                               Subject to the terms and conditions of Section 9.8 below (that is, Landlord shall not have a right to consent to any proposed transfer if such potential transfer otherwise qualifies as a Permitted Transfer hereunder and is also a change in control as described in this Section 9.7), if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.  Notwithstanding anything to the contrary contained in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or entities through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.  The foregoing also shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.  In addition to the foregoing, any private sale or transfer of the capital stock of Tenant, if Tenant is a corporation, shall not be deemed to be a transfer for purposes of this Lease (and therefore shall not require Landlord’s prior consent) only if all of the following conditions precedent are satisfied to Landlord’s satisfaction (i) such sale or transfer occurs solely in connection with any bona fide financing or capitalization for the benefit of Tenant, and (ii) Tenant provides to Landlord five (5) days prior written notice of such sale or transfer (unless the same is subject to confidentiality restriction and in such event Tenant shall provide notice of any such transfer within ten (10) days thereafter), and (iii) following such transfer, Tenant’s successor’s net worth meets the requirements set forth in Section 9.8 below.

9.8                               So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may undergo a deemed assignment due to a transfer or change of control as described in Section 9.7 or sublease all or a portion of the Premises or assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, or (c) a purchaser of substantially all of Tenant’s assets, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”):  (i) Tenant is not in default beyond applicable notice and cure periods under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed Permitted Transfer (provided however that such notice may be delivered promptly following such Permitted Transfer if confidentiality restrictions or disclosure requirements applicable to the Permitted Transfer prevent prior notice); (iv) with respect to a deemed transfer due to a change of control or proposed Permitted Transfer to an Affiliated Party, following the transfer, Tenant (in the case of a deemed transfer due to a change of control) or Tenant’s successor continues to have a net worth, financial standing and financial resources, as evidenced by the most recent publicly filed financial statements (in the case of public companies) or by current financial statements satisfactory to Landlord and certified by an independent certified public accountant, prepared in accordance with generally accepted accounting principles that are consistently applied (in the case of private companies), reasonably sufficient, taking into account all expected obligations of the transferee with respect to the proposed transfer and all of its other contingent and non-contingent obligations, to service when due the obligations of the transferee with respect to the proposed transfer; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) following the transfer, Tenant’s successor shall have a net worth, financial standing and financial resources, as evidenced by current financial statements satisfactory to Landlord and certified by an independent certified public accountant, prepared in accordance with generally accepted accounting principles, that are consistently applied, reasonably sufficient, taking into account all expected obligations of the transferee with respect to the proposed transfer and all of its other contingent and non-contingent obligations, to service when due the obligations of the transferee with respect to the proposed transfer.  Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.  As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

10.                               INDEMNIFICATION.

10.1                        None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors.  Subject to Article 12 below, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2                        Subject to Article 12 below, Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Building or common areas of the Project to the extent that such injury or damage shall be caused by or arise from the active negligence or willful misconduct of or breach of this Lease by Landlord or any of Landlord’s agents or employees.

10.3                        The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.                               INSURANCE.

11.1                        Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability (provided that, except to the extent required by Landlord’s lender, Landlord shall only require any such increase in the amount of existing insurance required pursuant to this Section in the event that (i) Landlord reasonably determines that the amount of insurance carried by Tenant hereunder is materially less than the amount or type of insurance coverage typically carried by tenants of the Building and the Project and owners or tenants of comparable buildings located in the geographical area in which the Premises are located which are operated for similar purposes as the Premises, or (ii) if Tenant’s use of the Premises should change with or without Landlord’s consent) and, once Tenant has completed products, $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured (including, without limitation, the Initial Alterations); and, (e) Business Interruption Insurance with limit of liability not less than $1,000,000.00.

11.2                        The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form) for alterations, additions, improvements, carpeting, floor coverings and fixtures at the Premises; (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord, provided, however, that in the event Tenant’s insurer fails to comply with the provisions of this item (d), then Tenant shall provide Landlord with thirty (30) days prior written notice (ten (10) days for non-payment of premium) prior to any cancellation of any insurance; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3                        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4                        Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building at full replacement cost.  The cost of all such insurance is included in Expenses.

12.                               WAIVER OF SUBROGATION.  Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Landlord further agrees that Tenant’s liability for any deductibles or other amounts due to risks required to be insured against as to which there are not adequate insurance proceeds available shall be capped at $25,000 for each Casualty Event.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.  All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

13.                               SERVICES AND UTILITIES.  Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities.  Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers.  In addition, if required by Regulations, (i) Landlord may install and shall have access to the Premises to monitor a separate meter (or submeter) to determine the actual use of any utility in the Premises or any shared common area, or (ii) require Tenant to provide such information to Landlord, so that Landlord and may make available and share actual whole-project energy and water usage data as necessary to maintain the Building’s “green building” certification, if any.  If any utility services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable.  Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder.  Tenant acknowledges that as of the date hereof the Premises are separately metered for gas and electricity and Tenant shall, prior to the Commencement Date, open accounts directly with each applicable utility service provider for each such service to the Premises and the costs for the same shall be paid by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant.  Tenant further acknowledges that trash collection service is not provided by Landlord and that Tenant shall be solely responsible to contract for trash collection for the Premises directly with the appropriate provider.  Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Project; provided, that Landlord shall not unreasonably withhold its consent to a future telecommunications provider if the telecommunication services affect only the Premises, any agreement between Tenant and such telecommunications provider is terminable at will with no more than thirty (30) days prior notice.  Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.  Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises.  Tenant shall have access to the Building and the Premises for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose.

14.          HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred and Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus the actual amount of Tenant’s Proportionate Share of Expenses and Taxes under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention.  If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.          SUBORDINATION.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further reasonable instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.  Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any such mortgagee who comes into existence after the Commencement Date.  Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.  Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee, including, without limitation, additional time on behalf of the mortgagee to cure defaults of the Landlord and provide that (a) neither mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Monthly Installment of Rent or any Rent Adjustments or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of mortgagee or any successor-in-interest; (b) neither mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by mortgagee; and (c) neither mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).  The current mortgagee’s standard subordination, non-disturbance and attornment agreement (“SNDA”) is attached as Exhibit I to this Lease.  Landlord shall provide to Tenant, or cause its current mortgagee to provide to Tenant, a fully executed SNDA, in favor of Tenant, sixty (60) days after mutual execution and delivery of this Lease, provided that Tenant shall be responsible for any fee or review costs charged by mortgagee, which amounts shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt of a paid invoice evidencing such legal fees.

16.          RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord, so long as such modifications or additions are provided to Tenant in writing and do not substantially diminish any right or substantially increase any obligation of Tenant hereunder.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of any such rules and regulations.  Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner.  In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control.

17.          REENTRY BY LANDLORD.

17.1        Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Landlord agrees that except in the event (a) Tenant is in default under this Lease, (b) Landlord and Tenant are negotiating for or have agreed to an early termination of this Lease or Tenant has exercised its Acceleration Option, or (c) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants except during the last nine (9) months of the Term of this Lease.  Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant at least twenty-four (24) hours’ prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein.  Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises.  To the extent required by any applicable Regulations, Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building.  Landlord shall have the right at any time to change the name, number or designation by which the Building is commonly known provided Landlord provides Tenant with not less than sixty (60) days prior written notice and reimburses Tenant as provided in Rule 10 of Exhibit D.  In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.  Except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

17.2        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18.          DEFAULT.

18.1        Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1     Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1st) such notice, the third (3rd) failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an Event of Default, without notice.  So long as the same complies with California Code of Civil Procedure Section 1161 (or any similar or successor statute), the notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2     Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

18.1.3     Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4     Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5     A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.          REMEDIES.

19.1        Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, or any successor statute, as described in Section 18.1.1 above):

19.1.1     Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1        The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2        The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3        The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4        Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5        All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of

California.  The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2     Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3     Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2        The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.  No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3        TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.  TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4        No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5        This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion..

19.6        If more than two (2) Events of Default occur during any twelve (12) month period during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7        If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, subject to the following sentence, Tenant agrees to pay all reasonable costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys’ fees and costs incurred in connection therewith.

19.8        Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.9        Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said thirty (30) day period, or having commenced the curative action within said thirty (30) day period, fails to diligently pursue same), except in the case of emergency posing an immediate threat to persons or property that occurs in connection with Landlord’s failure to perform any nonstructural repair and maintenance obligations of Landlord set forth in this Lease, in which event no notice shall be required (provided Tenant shall promptly thereafter notify Landlord of the alleged failure) and (ii) each mortgagee of whose identity Tenant has been notified in writing shall have failed to cure such default within thirty (30) days (or such longer period of time as may be specified in any written agreement between Tenant and mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above (except as set forth above in the event of an emergency following Landlord’s failure to perform any nonstructural repair or maintenance obligation of Landlord as set forth in the Lease).  In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.  Tenant, without being obligated to do so, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Premises following a Landlord default in the performance thereof.  The full amount of the documented, third party out-of-pocket reasonable costs and expenses so incurred by Tenant (the “Reimbursable Costs”) shall be paid by Landlord to Tenant, within 30 days after written demand therefore (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs); provided, however, in no event shall such Reimbursable Costs exceed $50,000.00.  Tenant shall give no less than three (3) business days prior written notice to Landlord of Tenant’s intention to exercise its rights under this Article.    In the event Tenant exercises its rights under this Article, Tenant shall use only those contractors used by Landlord in the Building for work unless (a) such contractors are unwilling or unable to perform, or timely perform, such work, (b) such contractors are unwilling to perform such work for a price that is market-based, or (c) Landlord fails to identify who the approved contractors are for work in the Building within 1 business day following Tenant’s request therefor, in any of which events Tenant may utilize the services of any other qualified, appropriately insured, bonded and licensed (in the state in which the Building is located) contractor which normally and regularly performs similar work in comparable buildings. Prior to starting any such work, Tenant shall furnish Landlord with plans and specifications therefor, if appropriate; copies of contracts; necessary governmental permits and approvals; evidence of contractor’s and subcontractor’s insurance. All such work shall be performed in a good and workmanlike manner using materials of a quality that is at least equal to the minimum quality for the Building. Tenant shall comply with the reasonable rules, regulations and procedures for the performance of work in the Building which have been provided to Tenant. Upon completion of any such work, Tenant shall furnish “as-built” plans (to the extent appropriate), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the work comply with all insurance requirements of this Lease and applicable laws.  If any such work will adversely affect the common areas of the Building, the exterior appearance of the Building, or any other tenant’s leased space, Tenant shall not be permitted to perform such work.

20.          TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1        If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1     Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1        Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2        Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3        The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4        Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.          QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to end or minimize unreasonable interference or disturbance by other tenants or third persons after Tenant has requested Landlord to do so in writing.  “Commercially reasonable efforts” of Landlord shall not include payment of money, commencing or participating in any litigation or other similar proceeding or incurring liability.

22.          CASUALTY.

22.1        In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred seventy (270) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2        If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred seventy (270) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3        Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4        In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of (i) changes, deletions or additions in construction requested by Tenant, or (ii) by up to one hundred twenty (120) days due to strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, then the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5        Notwithstanding anything to the contrary contained in this Article:  (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.  Notwithstanding anything to the contrary contained in this Lease, if the sole reason for which a right in Landlord to terminate this Lease arises under this Article 22 is because the required repair or restoration cost is not fully covered by insurance proceeds (excepting applicable deductibles), or such proceeds are directed by Landlord’s lender to any applicable encumbrance on title to the Project, and if the required repair and restoration shall cost in the aggregate less than Fifty Thousand Dollars ($50,000.00), then Landlord’s right to terminate this Lease shall be deemed null and void.  The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.  Notwithstanding anything to the contrary contained herein, Landlord shall not in bad faith terminate this Lease pursuant to the terms of this Article 22 solely for the purpose of replacing Tenant with a successor tenant at a higher rental rate or that Landlord otherwise prefers.  In addition to Landlord’s and Tenant’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if:  (i) a material portion of the Premises is rendered untenantable by fire or other casualty and Landlord’s completion estimate described in Section 22.1 provides that such damage cannot reasonably be repaired (as determined by Landlord) within sixty (60) days after Landlord’s receipt of all required permits to restore the Premises; (ii) there is less than one (1) year of the Term remaining on the date of such casualty; (iii) the casualty was not caused by the negligence or willful misconduct of Tenant or any Tenant Entities; and (iv) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of Landlord’s completion estimate.

22.6        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to reasonably secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall reasonably request.

22.7        Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23.          EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances to the extent the Premises is rendered unusable or inaccessible as a result of the condemnation.  If only a part of the Premises is subject to a permanent taking and this Lease is not terminated as provided in this Article, Landlord, with reasonable diligence and at its expense (to the extent covered by any condemnation award) will restore the remaining portion of the Premises as nearly as practicable to its condition immediately prior to such taking.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to

Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures, personal property and moving expenses; Tenant shall make no claim for the value of any unexpired Term.  Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24.          SALE BY LANDLORD.  In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, provided that any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.          ESTOPPEL CERTIFICATES.  Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that, to Tenant’s actual knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser.   Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate.  If Tenant fails to execute and deliver such certificate within a five (5) day period following the date of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent may rely upon, for whatever purposes, such certificate as prepared on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.          SURRENDER OF PREMISES.

26.1        Tenant and Landlord shall arrange to meet at mutually and reasonably acceptable times for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than three (3) days after Tenant has vacated the Premises.  In the event of Tenant’s failure to agree to schedule such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2        All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty or by condemnation or repairs and maintenance which are the responsibility of Landlord under this Lease.  Notwithstanding the foregoing, and subject to Section 6.4 above, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal.  Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”).  Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.  In the event Tenant acquires any furniture, fixtures and/or equipment or other personal property from the prior tenant at the Premises which property shall be deemed to be a part of Tenant’s Personalty hereunder and, in such event, Tenant shall remove the same in accordance with the terms and conditions set forth herein.

26.3        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.  Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.          NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, whether or not actually accepted or received by the addressee.  Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.          TAXES PAYABLE BY TENANT.  In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease except to the extent excluded under Section 4.1.3:  (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.          RELOCATION OF TENANT.  ~~Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant.  In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises.  In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.~~  [INTENTIONALLY OMITTED]

30.          DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building.  Each of Landlord and Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; provided, however, following the initial Term of this Lease, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or Project, remeasurement or other circumstance reasonably justifying adjustment.  Notwithstanding the foregoing, if Tenant exercises its Renewal Option pursuant to Article 40 of this Lease, Landlord shall only be entitled to increase the rentable square footage of the Premises after the initial Term pursuant to the foregoing sentence if, within twenty (20) days following such exercise by Tenant, Landlord provides to Tenant the increased rentable square footage of the Premises and, in such event, Tenant may, within five (5) business days of Landlord’s delivery to Tenant of the increased measurement,  rescind its Renewal Option exercise and in such event, Tenant shall be deemed to have waiver its Renewal Option.  The term “Building” refers to the structure in which the Premises are located.

31.          TENANT’S AUTHORITY.

31.1        If Tenant signs as a corporation, partnership, trust or other legal entity, Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.  Upon Landlord’s request, Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

31.2        Tenant hereby represents and warrants that Tenant is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App.  § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.          FINANCIAL STATEMENTS AND CREDIT REPORTS.  At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects, subject to year-end adjustments.  Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.  Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity.  At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.  Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

33.          COMMISSIONS.  Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34.          TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the state in which the Building is located.  Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of Landlord.

35.          SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.          ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Lease.  In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease.  Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures.  Promptly following transmission of the telecopied or e-mailed signatures, Tenant shall promptly deliver to Landlord with original signatures on this Lease.

37.          EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.          RECORDATION.  Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.          LETTER OF CREDIT.  In lieu of providing cash as a security deposit, at Tenant’s option, upon Tenant’s execution and delivery of this Lease to Landlord (or if Tenant provides a cash Security Deposit at execution and delivery of this Lease, Tenant may thereafter substitute such cash Security Deposit with a Letter of Credit provided pursuant to the terms and conditions of this Article 39), Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”)  in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00).  The following terms and conditions shall apply to the Letter of Credit:

39.1        The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.  Landlord hereby approves of Wells Fargo Bank as the issuing bank.

39.2        The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit.  Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

39.3        Landlord, or its then authorized representative, upon Tenant’s failure to comply with one or more provisions of this Lease (subject to applicable notice and cure periods), or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 39.4 below.  In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 39 at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 39.  Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then authorized representative’s) certification set forth in Exhibit F.  In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least thirty (30) days before its expiration, Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return any remaining unapplied cash proceeds of the original Letter of Credit drawn by Landlord.  Tenant may at any time substitute a Security Deposit for the Letter of Credit, or a Letter of Credit for the Security Deposit.

39.4        Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a)  against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default.  Provided Tenant has surrendered the Premises, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

39.5        If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 39, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 39), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 39, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

39.6        Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

39.7        If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord.  However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease.  Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

39.8        Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 39.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.

39.9        Notwithstanding anything to the contrary contained in this Lease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute Letter of Credit that satisfies the requirements of this Lease hereby from a financial institution acceptable to Landlord, in Landlord’s sole discretion.

40.          OPTION TO RENEW.  Provided this Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of three (3) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

40.1        If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is fifteen (15) months prior to the expiration of the Term of this Lease but no later than the date which is twelve (12) months prior to the expiration of the Term of this Lease.  If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

40.2        The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be adjusted to reflect the Prevailing Market (defined below) rate.  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor.  Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40.  Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation or decrease to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term.

40.3        If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the initial Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Mountain View, California, with working knowledge of current rental rates and practices.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

40.4        Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant.  If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises.  If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

40.5        If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial

Term until such time as the Prevailing Market rate has been determined.  Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

40.6        Except with respect to a Permitted Transfer, this Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and any Permitted Transferee and that in no event will any other assignee or sublessee have any rights to exercise the aforesaid option to renew.

40.7        If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.

40.8        For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under new and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for the Premises for space comparable to the Premises at the Project and buildings comparable to the Building in the same rental market in the Mountain View, California area (which the parties acknowledge does not include the downtown Mountain View submarket) as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

41.          ACCELERATION OPTION.

41.1        Tenant shall have the one time right to accelerate the Termination Date (“Acceleration Option”) of this Lease, with respect to the entire Premises only, from the expiration of the eighty-fourth (84th) full calendar month of the Term to the expiration of the sixtieth (60th) full calendar month of the Term (the “Accelerated Termination Date”), if:

41.1.1     There is no default by Tenant beyond any applicable notice and cure periods under this Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); provided, however, that if Tenant is in default under this Lease at such time but the applicable cure period has not yet expired, then Tenant shall be obligated to cure such default within the applicable cure period or Tenant’s Acceleration Notice shall be null and void and of no force or effect; and

41.1.2     No part of the Premises is sublet for a term extending past the Accelerated Termination Date unless such sublease can be terminated prior to the Accelerated Termination Date; and

41.1.3     This Lease has not been assigned except to a Permitted Transferee; and

41.1.4     Landlord receives notice of acceleration (“Acceleration Notice”) not less than twelve (12) full calendar months prior to the Accelerated Termination Date.

41.2        If Tenant exercises its Acceleration Option, at least six (6) months prior to the Accelerated Termination Date, Tenant shall pay to Landlord the sum of an amount equal to (i) six (6) months of the Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes applicable to the fifth (5th) Lease Year, and (ii) the unamortized portion of all of the following: (a) any leasing commissions and legal fees, (b) the Initial Alterations, and (c) the Allowance (collectively, the “Acceleration Fee”) as a fee in connection with the acceleration of the Termination Date and not as a penalty; provided that the Acceleration Fee shall be increased by an amount equal to the unamortized portion of any leasing commissions, tenant improvements and allowances or other concessions incurred by Landlord in connection with any additional space other than the initial Premises leased by Tenant under this Lease and that is subject to acceleration hereunder.  Tenant shall remain liable for all Monthly Installments of Rent, Tenant’s Proportionate Share of Expenses and Taxes, additional rent and all other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date.  The “unamortized portion” of any of the foregoing shall be determined using an interest rate of eight percent (8%) per annum.  Within ninety (90) days following the Commencement Date, Landlord shall submit a statement to Tenant that identifies the nature and amount of the components that comprise the Acceleration Fee (subject to the foregoing) for Tenant’s review and approval.  If Tenant reasonably disagrees with any component of the Acceleration Fee or the amount of such component, then Landlord and Tenant shall work together to resolve any outstanding issues with respect to the components of the Acceleration Fee within thirty (30) days after Landlord has submitted its statement.  Once Landlord and Tenant have resolved any outstanding issues concerning the components of the Acceleration Fee, the parties shall execute a letter confirming the amount of the Acceleration Fee, which amount shall be subject to any increases with respect to any additional space in accordance with the first sentence of this Section 41.2.

41.3        If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease beyond the expiration of any applicable notice and cure periods (including, without limitation, a failure to pay the Acceleration Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due rent under this Lease, or (ii) continue to honor Tenant’s exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Monthly Installments of Rent, Tenant’s Proportionate Share of Expenses, Insurance Costs and Taxes, any additional rent and other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date.

41.4        As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of this Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

42.          BUILDING SIGNAGE.

42.1        Tenant shall be entitled to one tenant identification sign to be located on the Building in a location and of a size that is reasonably comparable to the signage of other tenants in the Project (the “Building Signage”).  The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval.  The Building Signage shall not be illuminated.  Such right to the Building Signage is subject to the following terms and conditions:  (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to the City of Mountain View and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord’s prior written approval; and (d) Tenant shall maintain the Building Signage in good condition and repair, ordinary wear and tear excepted, and all costs of maintenance and repair shall be borne by Tenant.  Maintenance shall include, without limitation, cleaning.  Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease.  At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:  (i) There shall be an Event of Default by Tenant under this Lease that continues for more than thirty (30) days without having cured such Event of Default; (ii) Tenant or any Permitted Transferee leases less than fifty percent (50%) of the Premises; or (iii) this Lease shall terminate or otherwise no longer be in effect.

42.2        Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor.  Except in connection with a Permitted Transfer, the rights provided in this Article 42 shall be non-transferable apart from an approved sublease or assignment of this Lease unless otherwise agreed by Landlord in writing in its sole discretion.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the exclusive right to place tenant identification signage on the Building and the Premises.

43.          MONUMENT SIGNAGE.

43.1        So long as (a) Landlord has not terminated this Lease as a result of Tenant’s default under the terms of this Lease beyond the expiration of applicable notice and cure periods; and (b) Tenant or any Permitted Transferee leases more than fifty percent (50%) of the Premises, Tenant shall have the exclusive right to have its name listed and/or logo (as of the date of this Lease) depicted on the monument sign associated with the Building, and a right to have its name only listed on a pro rata portion of the shared monument sign for the Project (collectively, the “Monument Sign”), subject to the terms of this Article 43.  The design, size and color of Tenant’s signage with Tenant’s name and/or logo to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities, including the City of Mountain View.  Landlord reserves the right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign.  Landlord shall have the right to require that all names on the Monument Sign be of the same size and style.  Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation.  The location of Tenant’s name on the shared Monument Sign, shall be subject to the existing rights of existing tenants in the Project, and the location of Tenant’s name on the shared Monument Sign shall be further subject to Landlord’s reasonable approval.  To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination.  Although the Monument Sign will be maintained by Landlord, Tenant shall pay its Proportionate Share of the cost of any maintenance and repair associated with the Monument Sign.  In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

43.2        Tenant’s name and/or logo on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense.  Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

43.3        If during the Term (and any extensions thereof) (a) Landlord has terminated this Lease as a result of Tenant’s default under the terms of this Lease beyond the expiration of applicable notice and cure periods; or (b) Tenant or any Permitted Transferee leases less than fifty percent (50%) of the Building, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.  The cost of such removal and restoration shall be payable as additional rent within five (5) days of Landlord’s demand.  Landlord may, at anytime during the Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant’s name on the shared Monument Sign.  The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.

43.4        Except in connection with a Permitted Transfer, the rights provided in this Article 43 shall be non-transferable apart from an approved sublease or assignment of this Lease unless otherwise agreed by Landlord in writing in its sole discretion.

44.          HAZARDOUS MATERIALS.  The terms of this Article 44 supplement Article 1 of this Lease.

44.1        Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not Handle any Hazardous Materials on, under, or about the Premises, without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (a) that such Hazardous Materials (i) are necessary or useful to Tenant’s business; and (ii) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (b) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like) and de minimis quantities of pharmaceutical products, the presence of which in the Premises does not require a governmental permit, provided further that Tenant shall Handle any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the Building or the property upon which the Building is located (“Property”).

44.2        Tenant further agrees that neither Tenant nor any Tenant Entity will cause any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises or Property.  Any such substance coming into contact with groundwater shall be considered a Hazardous Material.

44.3        In addition to the provisions of Section 44.1, and subject to the terms and conditions hereof, Tenant may Handle Hazardous Materials, limited to the types, amounts, and use identified on Exhibit H attached hereto.  Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Article 44 is true, correct, and complete.  Tenant’s business and operations, and its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all Environmental Laws.  Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises.  Tenant shall give or post all notices required by all Environmental Laws.  If Tenant shall at any time fail to comply with this Article 44, Tenant shall immediately notify Landlord in writing of such noncompliance.

44.4        Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least thirty (30) days prior to the first use, placement, or storage of such Hazardous Material on the Premises.

44.5        Tenant shall not store hazardous wastes on the Premises for more than ninety (90) days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended.  Tenant shall not install any underground or above ground storage tanks on the Premises.  Tenant shall not dispose of any Hazardous Material or solid waste on the Premises.  In performing any alterations of the Premises permitted by this Lease, Tenant shall not install any Hazardous Material in the Premises without the specific written consent of Landlord.

44.6        Any increase in the premiums for necessary insurance on the Building or the Property which arises from Tenant’s use and/or storage of Hazardous Materials shall be borne solely by Tenant.  Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency with jurisdiction.

44.7                        If Landlord, in its sole discretion, reasonably believes that the Premises, the Building or the Property have become contaminated with Hazardous Materials that must be removed under the laws of the State in which the Premises is located or otherwise in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises, the Building or the Property have become so contaminated.  Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Lease.  Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

44.8        Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord and the Landlord Entities harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, to the extent arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, any Tenant Entities or Tenant’s contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority.  The indemnity obligations of Tenant under this Section shall survive the expiration or any termination of this Lease.  At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises and the Property that is Tenant’s responsibility under this Lease.  In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards.  Tenant shall provide Landlord on a timely basis with (a) copies of all documents, reports, and communications with governmental authorities; and (b) notice and an opportunity to attend all meetings with regulatory authorities.  Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection.  No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this Section shall constitute an actual or constructive eviction of Tenant from the Premises.  In the event that such cleanup extends beyond the termination of this Lease, Tenant’s obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (i) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (ii) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term.  Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.  In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

44.9        Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, to the extent resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Term (as the same may be extended), and any other period of time during which Tenant or Tenant’s Entities are in actual or constructive occupancy of the Premises.  Except to the extent exacerbated by Tenant or any Tenant Entity, Tenant shall have no responsibility for Hazardous Materials that migrate onto the Premises from outside the Premises.  Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

44.10      It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (a) the proposed assignee’s or sublessee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials not approved by Landlord in accordance with the terms and conditions of this Lease or otherwise in violation of the terms or conditions of this Lease; (b) the proposed assignee or sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such assignee’s or sublessee’s actions or use of the property in question; or (c) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

44.11      Any of Tenant’s insurance insuring against claims of the type dealt with in this Article 44 shall be considered primary coverage for claims against the Property arising out of or under this Article 44.

44.12      In the event of (a) any transfer of Tenant’s interest under this Lease; or (b) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning the presence of Hazardous Materials in or on the Premises, and the presence of Hazardous Materials  (i) brought in or on the Premises (except as expressly set forth in this Article 44), and (ii) brought in or on the Building or Property (but outside of the Premises) by Tenant or any Tenant Entity (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such Regulations.  Tenant’s duty to pay any rent and additional rent shall continue until the obligations imposed by such Regulations are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

44.13      All consents given by Landlord pursuant to this Article 44 shall be in writing.

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45.          LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building, which, for purposes of this Lease, shall include rents due from tenants, insurance proceeds (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any other third party).  The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation		VIVUS, INC., a Delaware corporation

By:	/s/ Lisa Vogel	By:	/s/ Leland Wilson

Name:	Lisa Vogel	Name:	Leland Wilson

Title:	Vice President, Asset Manager	Title:	Chief Executive Officer

Dated:	12/13/12	Dated:	12/12/12

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT A-1 — SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general location of the Building and/or the Project as of the beginning of the Term of the Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

1.                                      Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rental, the Security Deposit or Letter of Credit (as the case may be) and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations.  Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  In addition to the foregoing and subject to Section 6 of this Exhibit B, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Initial Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises).  Landlord’s approval of the architect and contractors to perform the Initial Alterations shall not be unreasonably withheld.  The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.  Notwithstanding the foregoing, Landlord hereby approves of Tenant’s use of South Bay Construction, Iron Construction, Hollander Smith Construction, or JLL Construction as the general contractor and API Design as the architect with respect to the Initial Alterations.

2.                                      Landlord agrees to contribute the sum of $316,680.00 (that is $7.00 per rentable square feet of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations.  The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, permitting, Tenant’s project manager and for hard costs in connection with the Initial Alterations.  The Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s conditional waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (e) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (f) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing a good faith estimate of the cost to complete the Initial Alterations.  Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with:  (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Initial Alterations; and (v) the certification of Tenant’s architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances.  In no event shall Landlord be required to disburse the Allowance more than one time per month.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

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3.                                      In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant.  If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit B by December 15, 2013, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.  Landlord shall be entitled to deduct from the Allowance a construction management fee for the Initial Alterations in an amount equal to two percent (2%) of the Allowance.

4.                                      Except as otherwise provided in this Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance or in the Lease, incur any costs in connection with the construction or demolition of any improvements in the Premises.

5.                                      Upon Tenant’s request, no later than thirty (30) days of Landlord’s approval of Tenant’s final construction drawings for the Initial Alterations, Landlord shall advise Tenant what portion, if any, of the Initial Alterations Tenant shall be required to remove at the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, it is agreed that other than cabling and wiring, Tenant shall have no obligation to remove that portion of the Initial Alterations, or later installed alterations, additions  or improvements including in the warehouse portion of the Premises, pursuant to Article 6 of the Lease, and comprising standard office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.

6.                                      Notwithstanding anything to the contrary contained in the Lease or in this Exhibit B, Landlord, not Tenant, shall perform at its sole cost and expense any alterations or improvements that are required by Regulations solely as a result of the administrative act of Tenant’s submission of an application for a building permit and/or the issuance of such building permit to perform the Initial Alterations so long as such requirement is not in any manner related to the particular design, scope and/or construction of the actual Initial Alterations or triggered thereby.  Except to the extent negligently caused or exacerbated by Tenant or any of Tenant’s employees, agents, invites and/or contractors, if Tenant, in connection with the performance of the Initial Alterations discovers the existence of any asbestos or other hazardous substances in the Premises that is in a condition that, pursuant to applicable Regulations, will require removal, remediation or encapsulation and which (i) renders the Premises untenantable, or (ii) otherwise prevents Tenant from commencing or completing the Initial Alterations (the “Required Remediation”), Landlord shall diligently engage in such removal, remediation or encapsulation in accordance with applicable Regulations at Landlord’s sole cost.  Landlord shall have the right to contest any alleged Required Remediation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulations and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations.  Landlord, after the exhaustion of any and all rights to appeal or contest, will perform all Required Remediation required for purposes of clauses (i) and (ii) of above.  Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make necessary all repairs, additions, alterations or improvements. Subject to the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with the specific nature of Tenant’s business in the Premises, the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises.

7.                                      Notwithstanding anything in this Lease to the contrary, the Commencement Date shall be extended by one (1) day for each day Tenant’s completion of the Initial Alterations is actually delayed solely due to (i) Landlord’s failure to provide responses and/or approvals within the time frames expressly specified in this Exhibit B, or (ii) Landlord’s performance of the Required Remediation, including Landlord’s consents or appeals thereof.  Landlord and Tenant shall cooperate and work together in good faith to reduce or eliminate any interference or delay in Tenant’s performance and completion of the Initial Alterations that may result from Landlord performance of any Required Remediation as set forth above.

8.                                      This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C — COMMENCEMENT DATE MEMORANDUM  attached to and made a part of the Lease bearing the Lease Reference Date of December 11, 2012 between SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and VIVUS, INC., a Delaware corporation, as Tenant  COMMENCEMENT DATE MEMORANDUM  THIS MEMORANDUM, made as of , 20 , by and between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and VIVUS, INC., a Delaware corporation (“Tenant”).  Recitals:  A. Landlord and Tenant are parties to that certain Lease, dated for reference December 11, 2012 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 45,240 square feet at the building located at 351 East Evelyn Avenue, Mountain View, California 94041.  B. Tenant is in possession of the Premises and the Term of the Lease has commenced.  C. Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.  NOW, THEREFORE, Landlord and Tenant agree as follows:  1. The actual Commencement Date is .  2. The actual Termination Date is .  3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:  [insert rent schedule]  4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.  LANDLORD: TENANT:  SFERS REAL ESTATE CORP. U, a Delaware corporation VIVUS, INC., a Delaware corporation   By: DO NOT SIGN By: DO NOT SIGN  Name: Name:  Title: Title:  Dated: Dated:  LW LV Initials

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EXHIBIT D — RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

1.                                      Except as expressly permitted in the Lease, no sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.                                      If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.                                      Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.                                      If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.                                      Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.                                      Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.                                      Except in connection with any Cosmetic Alterations or any approved alterations, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.   Subject to Section 6.1 of the Lease, Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

8.                                      No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.

9.                                      Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Except as set forth in the Lease to the contrary, Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.                               Tenant shall not use the name of the Building or any photograph or other likeness of the exterior of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address.  Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building; provided, that Landlord shall make commercially reasonable efforts to provide Tenant with not less than sixty (60) days written notice thereof and shall reimburse Tenant for the cost of one month’s supply of stationery showing the new address (not to exceed $500.00).

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11.                               All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.                               Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.                               Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.  Tenant shall not permit space heaters in the Premises.

15.                               No person shall go on the roof without Landlord’s permission.

16.                               Tenant shall not permit any animals (including birds and other fowl), reptiles, amphibians or fish (including fish tanks), other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises and shall not permit the same from being brought or kept in any common area of the Property by Tenant or any Tenant Entities.

17.                               Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.                               These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Subject to Article 16 of the Lease, Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.                               Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted, subject to Article 16 of the Lease.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.                               Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.                               Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.                               Any directory of the Building or Project (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only.

23.                               Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.                               Except for the equipment used by Tenant for the Permitted Uses, any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.                               Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

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26.                               Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building.  Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

27.                               Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”).  To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

28.                               Landlord reserves the right to designate the use of parking areas and spaces.  Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense; provided, however, Tenant may park a reasonable number of company-owned vehicles overnight. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.  Overnight parking shall be subject to the terms of this Section 28, as follows:  except as expressly provided below, vehicles parked overnight without prior written consent of the Landlord shall be subject to being towed at vehicle owner’s expense.  Notwithstanding the foregoing, Tenant shall be entitled to park its company-owned vehicles overnight, provided that (a) any such vehicles parked overnight shall be at Tenant’s sole risk, (b) Landlord shall not directly or indirectly be liable to Tenant or any other person for any damage, loss or theft related to such overnight parking of vehicles and Tenant hereby waives any and all claims, known or unknown, against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to any such damage, loss or theft, (c) in no event shall the number of such vehicles exceed Tenant’s Proportionate Share of parking spaces, (d) any such vehicles shall actively enter and leave on a regular, ongoing basis consistent with Tenant’s operations at the Premises and shall not be abandoned (in Landlord’s reasonable judgment) by Tenant, and (e) nothing set forth herein shall be deemed to permit Tenant to use more parking spaces than Tenant’s Proportionate Share of parking spaces for the Building.  Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

29.                               No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

30.                               During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants.  All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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EXHIBIT E — EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated December 11, 2012, between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and VIVUS, INC., a Delaware corporation (“Tenant”), for the Premises located 351 East Evelyn Avenue, Mountain View, California 94041.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on                   .  The first Monthly Installment of Rent is due on                   .

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation		VIVUS, INC., a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:		Title:

Dated:		Dated:

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E-1

EXHIBIT F — FORM OF LETTER OF CREDIT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                                           U.S. Dollars ($                                        ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.                                      An original copy of this Irrevocable Standby Letter of Credit.

2.                                      Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of                                              U.S. Dollars ($                        ) under your Irrevocable Standby Letter of Credit No.                                          represents funds in the amount due and owing to us pursuant to the terms of that certain lease by and between                                             , as landlord, and                           , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit.  A copy of any such notice shall also be sent, in the same manner, to:  RREEF Property Management, 875 North Michigan Avenue, 41st Floor, Chicago, Illinois 60611-1901, Attention: John Marconnet.  In addition to the foregoing, we understand and agree that you shall also be entitled to draw upon this Irrevocable Standby Letter of Credit in the event that we elect not to renew this Irrevocable Standby Letter of Credit by complying with item 1 above and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease.  We further acknowledge and agree that:  (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

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F-1

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                                                              to the attention of                                                                     .

Very truly yours,

[name]

[title]

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F-2

EXHIBIT G — FORM OF HAZARDOUS MATERIALS QUESTIONNAIRE

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes.  If this questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in such lease.  Please complete the questionnaire and return it to Landlord for evaluation.  If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.  Submission to Landlord of this Hazardous Materials Questionnaire or Landlord’s request for additional information shall not deemed consent by Landlord to Tenant’s use of the materials disclosed herein.  Your cooperation in this matter is appreciated.  If you have any questions, do not hesitate to call us for assistance.

1.	PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Standard Industrial Classification Code (SIC):

Street Address:

City, State, Zip Code:

Contact Person & Title:

	Telephone Number:	( )

	Facsimile Number:	( )

2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:

City, State, Zip Code:

Bordering Streets:

Streets to which Premises has Access:

3.	DESCRIPTION OF PREMISES

Floor Area:

Number of Parking Spaces:

Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

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4.                                      DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials?   Do they now?  Yes ☐ No ☐  If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section 5.

5.                                      PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐ No ☐

City or County Sanitation District	Yes ☐ No ☐

State Department of Health Services	Yes ☐ No ☐

U.S. Nuclear Regulatory Commission	Yes ☐ No ☐

Air Quality Management District	Yes ☐ No ☐

Bureau of Alcohol, Firearms and Tobacco	Yes ☐ No ☐

City or County Fire Department	Yes ☐ No ☐

Regional Water Quality Control Board	Yes ☐ No ☐

Other Governmental Agencies (if yes,	Yes ☐ No ☐

identify: )

If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections 6 and 7.

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6.                                      HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises?  Yes ☐ No ☐  If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment?    Yes ☐ No ☐  If the answer is “yes,” please describe the proposed Premises modifications:

7.                                      HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises?  Yes ☐ No ☐  If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period of
Waste Name	Hazard Class	Volume/Month	Premises Storage

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

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If the answer is “yes,” please also describe the method(s) of disposal for each waste.  Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises?  Yes ☐ No ☐  If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?  (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof?  Yes ☐ No ☐  If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders?  Yes ☐ No ☐  If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries?   Yes ☐ No ☐  If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute?   Yes ☐ No ☐  If the answer is “yes,” please describe:

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Have there been any previous lawsuits against the company regarding environmental concerns?   Yes ☐ No ☐  If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities?   Yes ☐ No ☐  If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance?   Yes ☐ No ☐  If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.                                      EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises?

Yes ☐  No ☐  If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises?  Yes ☐  No ☐  If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.                                      ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises?  Yes ☐  No ☐  If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or

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any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:

Signature

Print Name

Title

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EXHIBIT H — APPROVED HAZARDOUS MATERIALS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

De minimis quantities of Tenant’s finished pharmaceutical products.

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H-1

EXHIBIT I — FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 11, 2012 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

VIVUS, INC., a Delaware corporation, as Tenant

Record and return to:

[>Principal Life Insurance Company/>Principal Commercial Funding, LLC/>Principal Real Estate Investors, LLC/U.S. BANK NATIONAL ASSOCIATION]>

801 Grand Avenue

Des Moines, IA 50392-1360

ATTN:  >

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

>

THIS AGREEMENT, made and entered into as of the > day of >, 20>, by and between [>PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation/>PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company/>U.S. BANK NATIONAL ASSOCIATION, a national banking association/>(list other client)]>, with an address for purposes of notice at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 (hereinafter called “Lender”) and >, with its principal office at > (hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated >, as amended by > (hereinafter called the “Lease”) leased from the landlord named in the Lease (hereinafter called “Lessor”), all or part of certain real estate and improvements thereon located in the city of >, state of >, as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering (or has previously encumbered) the Demised Premises as security for a loan (the “Loan”) from Lender to Lessor (the “Mortgage”); and

WHEREAS, Lessee and Lender have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1)                                 Lessee’s interest in the Lease and all rights of Lessee thereunder, including but not limited to, any purchase option or right of first refusal in connection with a sale of the Demised Premises, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term “Mortgage” as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.  Lender further agrees not to join Lessee in any foreclosure proceeding except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement.

Notwithstanding anything herein to the contrary, Lender agrees to recognize Lessee’s purchase option or right of first refusal only to the extent the purchase price for the sale of the Demised Premises is paid directly and immediately to Lender and is sufficient to pay in full the then outstanding indebtedness under the Loan, including any applicable premium.

(2)                                 In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Lender shall neither terminate the Lease nor join Lessee in foreclosure proceedings (except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this

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Agreement), nor disturb Lessee’s possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Lender.  In the event Lender, its successors and/or assigns acquire the Demised Premises through foreclosure proceedings, deed-in-lieu of foreclosure, or otherwise, such event shall not activate Lessee’s purchase option or right of first refusal.

(3)                                 After the receipt by Lessee of notice from Lender of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Lender or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(4)                                 Lessee hereby agrees that if Lessee has the right to terminate the Lease or to claim a partial or total eviction, or to abate or reduce rent due to a Lessor default under the Lease, Lessee will not exercise such right until it has given written notice to Lender, and Lender has failed within thirty (30) days after both receipt of such notice and the date when it shall have become entitled to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion within ninety (90) days of Lender’s commencement to cure such default.

(5)                                 There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Demised Premises, including without limitation the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

(6)                                 Lessee agrees that if the Lease is terminated pursuant to the terms of the Lease, or otherwise, Lessee will remit any payments made in connection with such termination directly and immediately to Lender.  Lessor hereby agrees that such payments shall be held by Lender as additional security for the Loan, and applied at Lender’s sole discretion.

(7)                                 In no event shall Lender be liable for:  (a) the return of any security deposit provided to Lessor under the Lease; (b) any act or omission of the Lessor; (c) any covenant of Lessor to undertake or complete the initial construction or installation of improvements on the Demised Premises; (d) any sums due Lessee under the Lease related to the costs of preparing, furnishing or moving into the Demised Premises (for example, a construction or tenant improvement allowance); or (e) any covenant of Lessor related to restrictive uses or exclusives which pertain to properties outside of the Demised Premises and which Lender could not reasonably comply with if it became Lessor under the Lease.  Further, Lender shall not be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Lender’s obtaining title to the Demised Premises, it being understood that nothing in this clause shall be deemed to exclude Lender from responsibility for repairs and maintenance required of the Lessor under the Lease from and after the date Lender takes title to the Demised Premises, whether or not the need for such repairs or maintenance accrued before or after such date; provided, however, that in no event shall Lender be responsible for consequential damages resulting from the failure of Lessor to undertake such repairs and maintenance.

(8)                                 This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of Lender and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale or otherwise.  This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(9)                                 This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

(Signatures on next page)

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IN WITNESS WHEREOF, this Agreement has been duly authorized, fully executed and delivered on the day and year first above written.

>

>, Lessee

By
Name:
Title:

By
Name:
Title:

[>Insert Client notary form here]>

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